Exhibit 6(vii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                        DISTRIBUTION CONTRACT SUPPLEMENT


                             FundManager Portfolios
                                One Beacon Street
                           Boston, Massachusetts 02108

                                  May 31, 1997

Freedom Distributors Corporation
One Beacon Street
Boston, Massachusetts 02106

            Re:  International Portfolio

Dear Sirs:

      This will confirm the agreement between the undersigned (the "Trust") and you (the "Distributor") as follows:

      1. The Trust is an open-end management investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time. International Portfolio (the "Fund") is a separate series of the Trust with two classes (individually and collectively, the "Class") of shares of beneficial interest designated as the Financial Adviser Class and the No-Load Class of shares (individual and collectively, the "Shares").

      2. The Trust and the Distributor have entered into a Master Distribution Contract (the "Contract") pursuant to which the Distributor has agreed to be the distributor of the shares of beneficial interest of such series and classes as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Contract.

      3. As provided in paragraph 1 of the Contract, the Trust hereby adopts the Contract with respect to the Fund's Shares, and the Distributor hereby acknowledges that the Contract shall pertain to the Shares of the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference. All terms defined in the Contract and not defined in this Supplement shall have the same meaning herein as therein.

      4. The term "Fund" as used in the Contract shall, for purposes of this Supplement, pertain to the International Portfolio. The term "Shares" as used in the Contract shall, for the purposes of this Supplement pertain to the Shares of the Fund.

      5. This Supplement and the Contract shall become effective with respect to the Trust and the Shares of the Fund on May 31, 1997 and shall continue in effect until such time as there shall remain no unsold balance of Shares registered under the 1933 Act, provided that the Contract and this Supplement shall continue in effect with respect to the Shares of the Fund for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class, and (b) the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trust's trustees who are not parties to the Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Contract and this Supplement shall terminate automatically in the event of assignment (as defined in the 1940 Act). The Contract and this Supplement may, in any event, be terminated at any time, without the payment of any penalty, by vote of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Contract or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust.

      If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                          Very truly yours,

                                          FUNDMANAGER PORTFOLIOS


                                          By:   /s/ Edward C. Gonzales
                                          Name:  Edward C. Gonzales
                                          Title:  Executive Vice President

ACCEPTED:
Freedom Distributors Corporation


By:   /s/ John Danello
    Name:  John Danello
    Title:  President